Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated March 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets), appearing in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 28, 2002.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 18, 2004